EXHIBIT 21.1


                         OHIO EDISON COMPANY

               LIST OF SUBSIDIARIES OF THE REGISTRANT








                       AT DECEMBER 31, 1998



Pennsylvania Power Company - Incorporated in Pennsylvania
OES Fuel, Incorporated - Incorporated in Ohio
OES Ventures, Incorporated - Incorporated in Ohio
OES Capital, Incorporated - Incorporated in Ohio
OES Finance, Incorporated - Incorporated in Ohio
OES Nuclear, Incorporated - Incorporated in Ohio
Ohio Edison Financing Trust - Incorporated in Delaware
Ohio Edison Financing Trust II - Incorporated in Delaware





                  Statement of Differences
                ----------------------------


Exhibit Number 21, List of Subsidiaries of the Registrant at
December 31, 1998, is not included in the printed document.